UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2006

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In its proxy statement for its 2006 Annual Meeting of Shareholders, Progress Energy, Inc. (“Progress Energy” or the “Company”) disclosed that its Board of Directors has adopted categorical independence standards to assist it in making determinations of director independence. Progress Energy also disclosed that its categorical independence standards are outlined in the Company’s Corporate Governance Guidelines (“Governance Guidelines”) and noted that those Governance Guidelines are posted on the Company’s Internet Web site. The proxy statement included a reference to the Company’s Web site address and provided that the Governance Guidelines are available in print to any shareholder who requests them.

On August 28, 2006, the Company received notice from the New York Stock Exchange (the “NYSE”) that Section 303A.02(a) of the NYSE’s Listed Company Manual requires the Company to publish its categorical independence standards in the proxy statement rather than disclosing them by reference. While the Company does not believe its disclosure was materially different from the disclosure required by the NYSE Listed Company Manual, the Company has, in consultation with the NYSE, determined to make the disclosure consistent with the technical requirements by filing this current report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

99.1	Progress Energy Inc. Corporate Governance Guidelines, Section IV.B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    PROGRESS ENERGY, INC.
                    Registrant

                          By:  /s/ John R. McArthur
                   John R. McArthur
                   Senior Vice President, General Counsel and Secretary

Date: August 31, 2006